UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to ss.240.14a-12

                              NYMEX HOLDINGS, INC.
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                (Name of Registrant as Specified in Its Charter)

                                816 PARTNERS LLC
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      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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[X] No fee required.

[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.


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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On September 27, 2005, Mr. Michel D. Marks, the founding member of 816 Partners
LLC ("816 Partners") and a stockholder of NYMEX Holdings, Inc. ("NYMEX"), sent the e-mail set forth below to NYMEX shareholders. The e-mail is being filed as "soliciting materials" pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 because NYMEX has announced that it has signed a non-binding letter of intent with General Atlantic LLC ("General Atlantic") pursuant to which General Atlantic would invest $135 million for a 10% equity stake in NYMEX and consummation of the transaction would be subject to approval by NYMEX shareholders, among other conditions. Because the e-mail may be deemed to relate to a matter on which shareholders may in the future be asked to vote, it is being filed herewith by 816 Partners. 816 Partners does not hereby concede that the e-mail constitutes proxy soliciting material.

                         EMAIL FROM MR. MICHEL D. MARKS

To shareholders:

In the past 10 days, I have had considerable contact with many of you.

One question that has come up repeatedly is -- why didn't I come out sooner with this proposal?

In a perfect world, I would have.

But I was not about to come to the table prematurely. I wanted to have a well-thought out and well-financed plan that would bring maximum benefit to shareholders and to the whole NYMEX community.

I plan to be at the meeting on Thursday. I look forward to seeing you, and to hearing more about NYMEX's next step.

Let's have the decision made in our best futures exchange tradition:
open-outcry.

We all deserve to have the next step in the growth of the exchange conducted in the most open way possible.

Keep those questions and comments coming. And don't forget to visit our website. We will be adding useful information as it becomes available.

Warm regards,

Michel


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND/OR CONSENT SOLICITATION STATEMENT RELATING TO THE SOLICITATION OF PROXIES OR WRITTEN CONSENTS BY 816 PARTNERS LLC AND CERTAIN OF ITS AFFILIATES FROM THE STOCKHOLDERS OF NYMEX HOLDINGS, INC. FOR USE IN CONNECTION WITH A SPECIAL MEETING OF STOCKHOLDERS OR ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING WHEN AND IF SUCH SOLICITATION MATERIALS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY OR CONSENT SOLICITATION STATEMENT AND A FORM OF PROXY OR WRITTEN CONSENT WILL BE MAILED TO STOCKHOLDERS OF NYMEX HOLDINGS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY OR CONSENT SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE
SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY 816 PARTNERS LLC ON SEPTEMBER 22, 2005.